UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2007

Nara Bancorp, Inc.

(Exact name of Company as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements with Certain Officers

On May 31, 2007, at the 2007 Annual Meeting of Stockholders, the stockholders of Nara Bancorp, Inc. (the “Company”) approved the Nara Bancorp, Inc. 2007 Equity Incentive Plan (the “2007 Plan”). The Plan reserves up to 1,300,000 shares of the Company’s common stock for grant pursuant to stock options, restricted stock, performance shares and performance units to the Company’s (or its affiliates’) employees, non-employee directors and consultants.

Amendment to the 2007 Plan

On July 25, 2007, the Board of Directors of the Company (“Board of Directors”) approved certain amendments to the 2007 Plan. The amendments (i) provide that awards under the Plan to non-employee directors may only be administered by an independent committee of the Board, which is not subject to management discretion; (ii) provide that awards of restricted stock, performance shares and performance units, must have a minimum period of restriction of one year if the restrictions are performance based and three years if the restrictions are based on continued service with the Company; (iii) eliminate the ability of the administrator of the Plan to accelerate the time at which any restrictions on grants of restricted stock shall lapse or be removed, except in cases of death, disability, retirement or a change in control, and (iv) delete Section 9.9 “Buyout Provisions” which allowed the Board to buy out for a payment in cash or Shares, an Award previously granted based on such terms and conditions as the Board would establish and communicate to a Participant at the time that such offer is made.

A copy of the 2007 Plan, as amended, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

The following description of the Company’s common stock is provided for purposes of incorporating by reference to the Company’s registration statement on Form S-8 to be filed by the Company for registering the shares issuable pursuant to the 2007 Plan.

The Company’s certificate of incorporation, as amended, authorizes the issuance of two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 50,000,000 shares, 40,000,000 shares of which are Common Stock and 10,000,000 shares of which are Preferred Stock. The Common Stock has a par value of $0.001 per share and the Preferred Stock has a par value of $0.001 per share. As of June 30, 2007, there were 26,177,560 shares of common stock and zero outstanding shares of preferred stock.

The Company’s Common Stock has no preemptive, conversion or redemption rights or sinking fund provisions and all of the issued and outstanding shares of the Company’s Common Stock are fully paid and non-assessable. The Company is empowered by Delaware law to buy its shares of stock from its stockholders at the mutual accord of the stockholder and the Company.

Holders of the Company’s Common Stock are entitled to one vote, in person or by proxy, for each share of the Company’s Common Stock held of record in the stockholder’s name on the books of the Company as of the record date on any matter submitted to the vote of the stockholders. Cumulative voting in the election of directors is not available to stockholders of the Company. Each share of the Company’s Common Stock has the same rights, privileges and preferences as every other share and will share equally in the Company’s net assets upon liquidation or dissolution after satisfaction of liabilities.

The Company’s Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company is expressly authorized to provide for the issuance of all of any of the remaining unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Delaware General Corporation Law; provided, however, that no series of Preferred Stock shall contain voting rights entitling the holder thereof to more than one vote per share of Preferred Stock held by such holder, except for convertible Preferred Stock entitling the holder thereof to vote such shares of Preferred Stock on a basis as if such shares had been converted into Common Stock.

The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The Company’s stockholders are entitled to dividends when, and if, declared by the Company’s Board of Directors out of funds legally available therefore, and for Common Stockholders, after satisfaction of the prior rights of holders of outstanding Preferred Stockholders (subject to certain restrictions on payment of dividends imposed by the laws of Delaware).

The Company’s bylaws, as amended, provide that a special meeting of the stockholders may be called by either the Board of Directors or by written request of a holder or holders of 10% or more of the outstanding stock of the Company. The Company’s bylaws also provide that any action that is required or permitted to be taken by stockholders at an annual or special meeting may be taken by a written consent without a meeting, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted, signed the consent.

The Company is covered by the anti-takeover provisions in Delaware law, which may discourage a future takeover attempt in which stockholders might receive a premium for their shares over the then-current market price and may make removal of incumbent management more difficult.

The Delaware General Corporation Law provides that buyers who acquire more than 15% of the outstanding stock of a Delaware corporation, such as the Company, are prohibited from completing a hostile takeover of such corporation for three years. However, the takeover can be completed if: (i) the buyer, while acquiring the 15% interest, acquires at least 85% of the corporation’s outstanding stock (the 85% requirement excludes shares held by directors who are also officers and certain shares held under employee stock plans), or (ii) the takeover is approved by the target corporation’s Board of Directors and two-thirds of the shares of outstanding stock of the corporation (excluding shares held by the bidder). The Company is governed by this provision of the Delaware General Corporation Law.

Certain provisions of the Company’s bylaws will impede changes in majority control of the Company’s Board of Directors. The Company’s bylaws provide that:

1. the size of the Board of Directors may be increased or decreased either by a majority vote of the whole Board or a majority vote of the outstanding capital stock entitled to vote;

2. any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office; and

3. nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding capital stock of the Company entitled to vote for the election of directors.

Nominations, other than those made by or on behalf of the management of the Company, must be made in writing and be delivered or mailed to the president of the Company not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors. If less than 21 days notice of the meeting is given to the stockholders, these nominations shall be mailed or delivered to the president of the Company before the close of business on the seventh day following the day on which the notice of meeting was mailed. This notification shall contain the name and address of each proposed nominee, the principal occupation of each proposed nominee, the total number of shares of capital stock of the Company owned by each proposed nominee, the name and address of the notifying stockholder and the number of shares of capital stock of the Company owned by the notifying stockholder. Nominations not made in accordance with these procedures may be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

Amendments to the Company’s certificate of incorporation require the approval of a majority vote of the Company’s Board of Directors and also by a majority of the outstanding shares of the Company’s voting stock. The Company’s bylaws may be amended by a majority vote of the Board of Directors or the affirmative vote of a majority of the total votes eligible to be voted at a duly constituted meeting of stockholders.

In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the Board of Directors does not approve, it might be possible for the Board of Directors to authorize the issuance of shares of Common Stock or Preferred Stock that would impede the completion of such a transaction. An effect of the possible issuance of Common Stock or Preferred Stock, therefore, may be to deter a future takeover attempt.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Nara Bancorp, Inc. 2007 Equity Incentive Plan, as amended and restated, as of July 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NARA BANCORP, INC.

Date: July 26, 2007	/s/ Alvin D. Kang
Alvin Kang
Executive Vice President and Chief Financial Officer

4